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                                                                      EXHIBIT 14


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Municipal Money Market Fund (one of the series comprising Liberty-Stein Roe Funds Municipal Trust) in the Stein Roe Tax-Exempt Bond Funds Prospectus and "Independent Auditors" and "Financial Statements" in the Liberty-Stein Roe Funds Municipal Trust Statement of Additional Information and to the incorporation by reference of our report dated August 22, 2001 with respect to the financial statements and financial highlights of Stein Roe Municipal Money Market Fund included in the Stein Roe Mutual Funds Annual Report dated June 30, 2001, which Prospectus, Statement of Additional Information and our report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of Liberty Funds Trust IV.

        We also consent to the references to our firm under the captions "Independent Auditors," "Financial Statements," and "Information Concerning the Portfolio" in the Liberty Municipal Money Market Fund Statement of Additional Information and to the incorporation by reference of our report dated August 22, 2001 with respect to the financial statements and financial highlights of Liberty Municipal Money Market Fund (one of the series comprising Liberty Funds Trust IV) included in the Liberty Municipal Money Market Fund Annual Report dated June 30, 2001, which Statement of Additional Information and our report are incorporated by reference in the Statement of Additional Information to the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of Liberty Funds Trust IV.


                                                        ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 2002